Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Shell Company Report on Form 20-F of our report dated June 21, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is December 1, 2021, relating to the financial statements of Sports Entertainment Acquisition Corp., which is incorporated by reference in this Shell Company Report on Form 20-F.

/s/ WithumSmith+Brown, PC

New York, New York
February 2, 2022